INTERACTIVE BROKERS GROUP ANNOUNCES 2Q2024 RESULTS

— — —

GAAP DILUTED EPS OF $1.65, ADJUSTED1 EPS OF $1.76
GAAP NET REVENUES OF $1,230 MILLION, ADJUSTED NET REVENUES OF $1,290 MILLION

GREENWICH, CT, July 16, 2024 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, announced results for the quarter ended June 30, 2024.

Reported diluted earnings per share were $1.65 for the current quarter and $1.76 as adjusted. For the year-ago quarter, reported diluted earnings per share were $1.20 and $1.32 as adjusted.

Reported net revenues were $1,230 million for the current quarter and $1,290 million as adjusted. For the year-ago quarter, reported net revenues were $1,000 million and $1,064 million as adjusted.

Reported income before income taxes was $880 million for the current quarter and $940 million as adjusted. For the year-ago quarter, reported income before income taxes was $652 million and $716 million as adjusted.

Financial Highlights
(All comparisons are to the year-ago quarter.)

•	Commission revenue increased 26% to $406 million on higher customer trading volumes. Customer trading volume in options, stocks and futures increased 35%, 26% and 10%, respectively.

•	Net interest income increased 14% to $792 million on higher benchmark interest rates, customer margin loans and customer credit balances.

•
Other fees and services increased $21 million, or 45%, to $68 million, driven primarily by increases of $14 million in risk exposure fees and $3 million each in payments for order flow from exchange-mandated programs and FDIC sweep program fees.

•	Execution, clearing and distribution fees expenses increased 24% to $115 million, driven by higher customer trading volumes and an increase in the SEC fee rate during the current quarter.

•	Pretax profit margin for the current quarter was 72% as reported and 73% as adjusted. For the year-ago quarter, reported pretax margin was 65% and 67% as adjusted.

•	Total equity of $15.2 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.25 per share. This dividend is payable on September 13, 2024, to shareholders of record as of August 30, 2024.

Business Highlights
(All comparisons are to the year-ago quarter.)

•	Customer accounts increased 28% to 2.92 million.
•	Customer equity increased 36% to $497.2 billion.
•	Total DARTs[2] increased 28% to 2.39 million.
•	Customer credits increased 8% to $107.1 billion.
•	Customer margin loans increased 32% to $55.1 billion.

1 See the reconciliation of non-GAAP financial measures starting on page 9.
2 Daily average revenue trades (DARTs) are based on customer orders.

Other Items

As previously disclosed, during the current quarter, we recognized a loss of approximately $48 million on positions taken over as customer accommodation due to a technical issue at the New York Stock Exchange that occurred on the morning of June 3, 2024.

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $30 million, as the U.S. dollar value of the GLOBAL decreased by approximately 0.22%. The effects of the currency diversification strategy are reported as components of (1) Other Income (loss of $20 million) and (2) Other Comprehensive Income (loss of $10 million).

Conference Call Information:

Interactive Brokers Group, Inc. will hold a conference call with investors today, July 16, 2024, at 4:30 p.m. ET to discuss its quarterly results. Members of the public who would like to listen to the conference call should register at https://register.vevent.com/register/BI9f2adf478d354c83b495036e581df05b to obtain the dial-in details. The number should be dialed approximately ten minutes prior to the start of the conference call. The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities, and foreign exchange around the clock on over 150 markets in numerous countries and currencies, from a single unified platform to clients worldwide. We serve individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Interactive Brokers has consistently earned recognition as a top broker, garnering multiple awards and accolades from respected industry sources such as Barron’s, Investopedia, Stockbrokers.com, and many others.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2024	2023	2024	2023
	(in millions, except share and per share data)

Revenues:
Commissions	$406	$322	$785	$679
Other fees and services	68	47	127	90
Other income (loss)	(36)	(63)	(18)	(44)
Total non-interest income	438	306	894	725

Interest income	1,828	1,545	3,588	2,892
Interest expense	(1,036)	(851)	(2,049)	(1,561)
Total net interest income	792	694	1,539	1,331
Total net revenues	1,230	1,000	2,433	2,056

Non-interest expenses:
Execution, clearing and distribution fees	115	93	216	188
Employee compensation and benefits	146	136	291	264
Occupancy, depreciation and amortization	25	25	51	49
Communications	10	10	20	19
General and administrative	52	85	102	121
Customer bad debt	2	(1)	7	2
Total non-interest expenses	350	348	687	643
Income before income taxes	880	652	1,746	1,413
Income tax expense	71	51	142	112
Net income	809	601	1,604	1,301
Net income attributable to noncontrolling interests	630	476	1,250	1,028
Net income available for common stockholders	$179	$125	$354	$273

Earnings per share:
Basic	$1.67	$1.21	$3.30	$2.65
Diluted	$1.65	$1.20	$3.27	$2.62

Weighted average common shares outstanding:
Basic	107,719,020	103,587,557	107,394,925	103,274,846
Diluted	108,626,836	104,463,729	108,388,138	104,254,888

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2024	2023	2024	2023
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$179	$125	$354	$273
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(2)	7	(28)	12
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	(2)	7	(28)	12
Comprehensive income available for common stockholders	$177	$132	$326	$285

Comprehensive earnings per share:
Basic	$1.64	$1.28	$3.03	$2.76
Diluted	$1.63	$1.27	$3.00	$2.74

Weighted average common shares outstanding:
Basic	107,719,020	103,587,557	107,394,925	103,274,846
Diluted	108,626,836	104,463,729	108,388,138	104,254,888

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$630	$476	$1,250	$1,028
Other comprehensive income - cumulative translation adjustment	(8)	24	(84)	38
Comprehensive income attributable to noncontrolling interests	$622	$500	$1,166	$1,066

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			June 30, 2024	December 31, 2023
			(in millions)

Assets
Cash and cash equivalents			$3,918	$3,753
Cash - segregated for regulatory purposes			31,370	28,840
Securities - segregated for regulatory purposes			28,318	35,386
Securities borrowed			6,218	5,835
Securities purchased under agreements to resell			6,211	5,504
Financial instruments owned, at fair value			1,766	1,488
Receivables from customers, net of allowance for credit losses			55,252	44,472
Receivables from brokers, dealers and clearing organizations			1,810	1,643
Other assets			1,785	1,502
Total assets			$136,648	$128,423

Liabilities and equity

Liabilities
Short-term borrowings			$11	$17
Securities loaned			15,682	11,347
Financial instruments sold but not yet purchased, at fair value			473	193
Other payables:
Customers			103,373	101,012
Brokers, dealers and clearing organizations			570	590
Other payables			1,355	1,197
			105,298	102,799
Total liabilities			121,464	114,356

Equity
Stockholders' equity			3,927	3,584
Noncontrolling interests			11,257	10,483
Total equity			15,184	14,067
Total liabilities and equity			$136,648	$128,423

	June 30, 2024		December 31, 2023
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	108,496,779	25.7%	107,049,483	25.4%
Noncontrolling interests (IBG Holdings LLC)	313,976,354	74.3%	313,976,354	74.6%

Total IBG LLC membership interests	422,473,133	100.0%	421,025,837	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

EXECUTED ORDER VOLUMES:
(in 000's, except %)

	Customer	%	Principal	%	Total	%
Period	Orders	Change	Orders	Change	Orders	Change
2021	646,440		27,334		673,774
2022	532,064	(18%)	26,966	(1%)	559,030	(17%)
2023	483,015	(9%)	29,712	10%	512,727	(8%)

2Q2023	115,611		6,836		122,447
2Q2024	150,292	30%	13,215	93%	163,507	34%

1Q2024	143,320		9,190		152,510
2Q2024	150,292	5%	13,215	44%	163,507	7%

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2021	887,849		154,866		771,273,709
2022	908,415	2%	207,138	34%	330,035,586	(57%)
2023	1,020,736	12%	209,034	1%	252,742,847	(23%)

2Q2023	236,803		49,644		58,720,684
2Q2024	321,141	36%	55,171	11%	73,734,105	26%

1Q2024	307,593		54,046		64,027,092
2Q2024	321,141	4%	55,171	2%	73,734,105	15%

CUSTOMER
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2021	852,169		152,787		766,211,726
2022	873,914	3%	203,933	33%	325,368,714	(58%)
2023	981,172	12%	206,073	1%	248,588,960	(24%)

2Q2023	227,884		49,040		57,711,637
2Q2024	308,298	35%	54,106	10%	72,480,534	26%

1Q2024	296,146		53,018		62,898,480
2Q2024	308,298	4%	54,106	2%	72,480,534	15%

PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2021	35,680		2,079		5,061,983
2022	34,501	(3%)	3,205	54%	4,666,872	(8%)
2023	39,564	15%	2,961	(8%)	4,153,887	(11%)

2Q2023	8,919		604		1,009,047
2Q2024	12,843	44%	1,065	76%	1,253,571	24%

1Q2024	11,447		1,028		1,128,612
2Q2024	12,843	12%	1,065	4%	1,253,571	11%

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

CUSTOMER STATISTICS

Year over Year	2Q2024	2Q2023	% Change
Total Accounts (in thousands)	2,924	2,290	28%
Customer Equity (in billions)[1]	$497.2	$365.0	36%

Total Customer DARTs (in thousands)	2,386	1,865	28%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$3.01	$3.11	(3%)
Cleared Avg. DARTs per Account (Annualized)	187	186	1%

Consecutive Quarters	2Q2024	1Q2024	% Change
Total Accounts (in thousands)	2,924	2,746	6%
Customer Equity (in billions)[1]	$497.2	$465.9	7%

Total Customer DARTs (in thousands)	2,386	2,350	2%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$3.01	$2.93	3%
Cleared Avg. DARTs per Account (Annualized)	187	197	(5%)

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2024	2023	2024	2023
	(in millions)
Average interest-earning assets
Segregated cash and securities	$60,057	$61,038	$60,595	$60,359
Customer margin loans	52,422	39,989	49,538	39,646
Securities borrowed	5,898	5,649	5,633	5,259
Other interest-earning assets	11,218	10,090	10,585	9,934
FDIC sweeps[1]	4,023	2,719	3,942	2,574
	$133,618	$119,485	$130,292	$117,770

Average interest-bearing liabilities
Customer credit balances	$102,709	$96,416	$101,110	$96,109
Securities loaned	13,688	9,729	12,711	9,150
Other interest-bearing liabilities	1	-	1	1
	$116,398	$106,145	$113,821	$105,260

Net interest income
Segregated cash and securities, net	$740	$700	$1,504	$1,303
Customer margin loans[2]	755	547	1,433	1,024
Securities borrowed and loaned, net	25	79	51	167
Customer credit balances, net[2]	(894)	(774)	(1,775)	(1,427)
Other net interest income1/3	179	145	354	270
Net interest income[3]	$805	$697	$1,567	$1,337

Net interest margin ("NIM")	2.42%	2.34%	2.42%	2.29%

Annualized yields
Segregated cash and securities	4.96%	4.60%	4.99%	4.35%
Customer margin loans	5.79%	5.49%	5.82%	5.21%
Customer credit balances	3.50%	3.22%	3.53%	2.99%

[1]	Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three and six months ended June 30, 2024 and 2023, $7 million, $13 million, $5 million, and $8 million were reported in other fees and services, respectively. For the three and six months ended June 30, 2024 and 2023, $6 million, $15 million, -$2 million, and -$2 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2024	2023	2024	2023
	(in millions)

Adjusted net revenues[1]
Net revenues - GAAP	$1,230	$1,000	$2,433	$2,056

Non-GAAP adjustments
Currency diversification strategy, net	20	55	22	54
Mark-to-market on investments[2]	40	9	51	(31)
Total non-GAAP adjustments	60	64	73	23
Adjusted net revenues	$1,290	$1,064	$2,506	$2,079

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$880	$652	$1,746	$1,413

Non-GAAP adjustments
Currency diversification strategy, net	20	55	22	54
Mark-to-market on investments[2]	40	9	51	(31)
Total non-GAAP adjustments	60	64	73	23
Adjusted income before income taxes	$940	$716	$1,819	$1,436

Adjusted pre-tax profit margin	73%	67%	73%	69%

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2024	2023	2024	2023
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$179	$125	$354	$273

Non-GAAP adjustments
Currency diversification strategy, net	5	14	5	14
Mark-to-market on investments[2]	10	2	13	(8)
Income tax effect of above adjustments[3]	(3)	(3)	(4)	(1)
Total non-GAAP adjustments	12	13	14	5
Adjusted net income available for common stockholders	$191	$138	$368	$278

Note: Amounts may not add due to rounding.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2024	2023	2024	2023
	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$1.65	$1.20	$3.27	$2.62

Non-GAAP adjustments
Currency diversification strategy, net	0.05	0.13	0.05	0.13
Mark-to-market on investments[2]	0.09	0.02	0.12	(0.07)
Income tax effect of above adjustments[3]	(0.03)	(0.03)	(0.04)	(0.01)
Total non-GAAP adjustments	0.11	0.12	0.13	0.04
Adjusted diluted EPS	$1.76	$1.32	$3.40	$2.67

Diluted weighted average common shares outstanding	108,626,836	104,463,729	108,388,138	104,254,888

Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures.
•	We define adjusted net revenues as net revenues adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments[2].
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments.

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our currency diversification strategy and our net mark-to-market gains (losses) on investments.

•	We define adjusted diluted EPS as adjusted net income available for common stockholders divided by the diluted weighted average number of shares outstanding for the period.
Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our currency diversification strategy and our mark-to-market on investments are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.

2 Mark-to-market on investments represents the net mark-to-market gains (losses) on investments in equity securities that do not qualify for equity method accounting, which are measured at fair value; on our U.S. government and municipal securities portfolios, which are typically held to maturity; and on certain other investments, including equity securities taken over by the Company as a customer accommodation due to a technical issue at the New York Stock Exchange that occurred on the morning of June 3, 2024.

3 The income tax effect is estimated using the statutory income tax rates applicable to the Company.